Exhibit 99.1

Step-Out Drilling At McEwen’s Newly Acquired Tartan Mine Project

Returns Meaningful Results Along Western Flank

7.5 gpt Gold Over 18.9 Metres

Toronto, January 13, 2026 – McEwen Inc. (NYSE/TSX: MUX) (“McEwen” or the “Company”) is pleased to announce the final drill results to be included in the upcoming Mineral Resource Estimate for the Tartan Mine Project, near Flin Flon, Manitoba (Fig. 1). McEwen completed the acquisition of Tartan on January 5, 2026, through the purchase of Canadian Gold Corp. The updated Mineral Resource Estimate is expected to be released by the end of February and will be used to develop future plans as the Company targets doubling production by 2030. Highlights from the recent results include an intercept of 7.5 gpt gold over 18.9 metres. This expands the gold mineralization along the Western Flank beyond the previous result reported by Canadian Gold Corp., which returned 12.3 gpt gold over 14.0 metres (press release dated November 27, 2025). There appears to be excellent potential to further expand the size of the Tartan resource as the Main Zone is widening at depth while encountering similarly high gold grades (Fig. 3).

Western Flank at Tartan Mine Becoming Increasingly Important

The Western Flank at the Tartan Mine Project is located at the current western edge of the Main Zone (Fig. 2 & 3). It has been the primary focus of exploration during the past six months and has returned several notable drill intercepts, including today’s result of 7.5 gpt gold over 18.9 metres and intercepts released in late 2025, 12.3 gpt gold over 14.0 metres and 8.2 gpt gold over 9.9 metres (Fig. 3).

The objective of the ongoing drilling is to increase the number of ounces per vertical metre, which could allow for higher annual gold production in a potential mine restart while driving economies of scale to lower production and development costs. This objective is being achieved, driven by the success along the Western Flank that shows the strike length of the Main Zone having expanded from 100 metres near surface to approximately 150 metres at depth (Fig. 3). Two additional drill results along the Western Flank returned 6.6 gpt gold over 7.0 metres and 4.9 gpt gold over 7.9 metres. These results have expanded the gold mineralization approximately 30 metres further to the west, over a vertical distance of 80 metres (Fig. 3) (From 520 to 600 metres below surface).

Additional High Priority Exploration Targets at Tartan

The Company is currently budgeting $3 million for exploration at Tartan in 2026 and plans to increase this total if strong results continue to be delivered throughout Q1. In addition to expanding resources to the west, good opportunities remain in the following areas: 1) Eastern Flank of the Main Zone, 2) At depth within the Main Zone, 3) South Zone (parallel to the Main Zone), and 4) Regionally along the Tartan Lake Shear Zone (Fig. 1, 2 & 3). Since drilling was restarted by Canadian Gold in 2023, 35 of the 39 drill holes (approximately 90%) have successfully intersected what the Company believes to be potentially economic mineralization at the Main Zone.

McEwen Inc.	Page 1

Tartan Mine History

The Tartan Mine is located approximately 12 km northeast of Flin Flon, Manitoba within the Flin Flon Greenstone Belt (Fig. 1). Early exploration began in the 1920s, with construction of the Tartan Mine in the mid-1980s. Mining began in 1987 with a 250 tonne per day mill, which was further expanded to 500 tonnes per day. The mine produced approximately 47,000 ounces of gold before shutting down due to a decline in the gold price and mechanical challenges. The last NI 43-101 resource estimate was published in 2017 by Satori Resources Inc. (which became Canadian Gold Corp.) and showed Indicated resources of 240,000 ounces gold (1,180,000 tonnes at 6.32 gpt gold) and Inferred resources of 37,000 ounces gold (240,000 tonnes at 4.89 gpt gold) using a 3.0 gpt gold cut-off.

Why It Matters to Our Shareholders & the Value of Our Company

Tartan is an increasingly rare high-grade gold project in Canada that has had limited exploration between 1989 and 2023. We believe the recent results, combined with our planned investment into exploration, will allow Tartan to become one of the Company’s key growth drivers as we move towards our goal of doubling production by 2030. Tartan has the potential to become a lower cost, long-life mine. This year will be important as we publish the updated Mineral Resource Estimate and advance engineering and permitting to move towards a production decision. By leveraging existing mine infrastructure and the high-grade gold at Tartan, the Company aims to keep capital costs low and develop the mine in phases.

About McEwen

McEwen shares trade on both the NYSE and TSX under the ticker MUX.

McEwen provides its shareholders with exposure to a growing base of gold and silver production in addition to a very large copper development project, all in the Americas. The gold and silver mines are in prolific mineral-rich regions of the world, the Cortez Trend in Nevada, USA, the Timmins district of Ontario, Flin Flon in Manitoba and the Deseado Massif in Santa Cruz province, Argentina. McEwen is also reactivating its gold-silver El Gallo Mine in Mexico.

The Company has a 46.4% interest in McEwen Copper, which owns the large, long-life, advanced-stage Los Azules copper development project in San Juan province, Argentina – a region that hosts some of the country’s largest copper deposits. According to the last financing for McEwen Copper, the implied value of McEwen’s ownership interest is US$456 million.

The Los Azules copper project is designed to be one of the world’s first regenerative copper mines and carbon neutral by 2038. Its Feasibility Study results were announced in the press release dated October 7, 2025.

McEwen also recently purchased 27.3% of Paragon Advanced Labs Inc., a newly listed public company that is deploying PhotonAssay™ units around the world, a technology that the Company believes is poised to become the new industry standard for assaying precious and base metals, with Paragon aiming to be one of the leading service providers.

McEwen Inc.	Page 2

Chairman and Chief Owner Rob McEwen has invested over US$200 million personally and takes a salary of $1 per year, aligning his interests with shareholders. He is a recipient of the Order of Canada, a member of the Canadian Mining Hall of Fame and a winner of the EY Entrepreneur of the Year (Energy) award. His objective is to build MUX’s profitability, share value and eventually implement a dividend policy, as he did while building Goldcorp Inc.

Qualified Person

The scientific and technical information disclosed in this news release was reviewed and approved by Wesley Whymark, P. Geo., Consulting Geologist for the Company, and a Qualified Person as defined under National Instrument 43-101.

Technical Disclosure

The drill core samples were collected by Canadian Gold Corp. as described in this news release were transported in secure sealed bags for preparation and assay by Paragon Geochemical in Surrey, BC. The drill core samples reported are NQ size ½ core samples crushed in their entirety to 80% passing -10 mesh, with one 500 g subsample split and analysed for gold by PhotonAssay.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This news release contains certain forward-looking statements and information, including "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information expressed, as at the date of this news release, McEwen Inc.'s (the "Company") estimates, forecasts, projections, expectations or beliefs as to future events and results. Forward-looking statements and information are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information. Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, fluctuations in the market price of precious metals, mining industry risks, political, economic, social and security risks associated with foreign operations, the ability of the Company to receive or receive in a timely manner permits or other approvals required in connection with operations, risks associated with the construction of mining operations and commencement of production and the projected costs thereof, risks related to litigation, the state of the capital markets, environmental risks and hazards, uncertainty as to calculation of mineral resources and reserves, foreign exchange volatility, foreign exchange controls, foreign currency risk, and other risks. Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof. The Company undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. See McEwen Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and other filings with the Securities and Exchange Commission, under the caption "Risk Factors", for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information regarding the Company. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

McEwen Inc.	Page 3

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by the management of McEwen.

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McEwen Inc.	Page 4

Table 1. Drill Hole Result Highlights

Drill Hole	From (m)	To (m)	Vertical Depth (m)	Interval[1] (m)	Gold (gpt)	Zone
TLMZ25-50A	545.6	553.5	400	7.9	1.6	Main Zone
TLMZ25-51W1	701.0	708.0	600	7.0	6.6	Main Zone
TLMZ25-51W2	692.1	700.0	580	7.9	4.9	Main Zone
TLMZ25-51W3	644.0	656.0	520	18.9	7.5	Main Zone
Including	652.0	654.0		2.0	30.4	Main Zone

1Interval widths reported; true widths of the system are not yet known due to lack of drilling.

Table 2. Drill Hole Information

Drill Hole	Hole Type	Wedge Depth (m)	Azimuth	Dip	Length (m)	Easting (UTM)	Northing (UTM)
TLMZ25-50A	Surface	-	190	-54	599	324474	6082451
TLMZ25-51W1	Wedge	420	217	-62	728	324450	6082401
TLMZ25-51W2	Wedge	380	217	-62	728	324450	6082401
TLMZ25-51W3	Wedge	360	217	-62	728	324450	6082401

McEwen Inc.	Page 5

Saskatchewan
Manitoba
Tartan Mine
N
Flin Flon North Property
Tartan West Property
Tartan Mine Property
30 km Tartan Lake Shear Zone
Road Access
Flin Flon Mines
8.8 Moz Gold Produced
McEWEN INC.
NYSE MUX TSX
Town of Flin Flon
0
2.75
5.5
11
km
Tartan Mine Project
Jan 2026
1 : 120,000

Figure 1: Tartan Mine Location Relative to Flin Flon and Tartan Shear Location on McEwen Mineral Claims (Manitoba and Saskatchewan).

McEwen Inc.	Page 6

N
Tartan Mill
Ramp Access
Tartan West Property Option
Tartan Mine Property
Main Zone
South Zone
McEWEN INC.
NYSE MUX TSX
Tartan Mine Project
Jan 2026
1 : 8,000
0
0.25
0.5
1
km

Figure 2: Plan Map of Tartan Mine’s Main and South Zones.

McEwen Inc.	Page 7

Surface
250 m
500 m
1,000 m
Mine ramp and historic stopes
8.6 gpt Au / 10.88 m
8.8 gpt Au / 16.55 m
8.2 gpt Au / 9.9 m
10.7 gpt Au / 4.5 m
12.3 gpt Au / 14.0 m
7.5 gpt Au / 18.9 m
8.0 gpt Au / 5.2 m
1.6 gpt Au / 7.9 m
2017 Resource Limit 575 metres
3.9 gpt Au / 12.0 m
4.9 gpt Au / 7.9 m
6.6 gpt Au / 7.0 m
9.1 gpt Au / 2.0 m
8.1 gpt Au / 3.8 m
11.6 gpt Au / 5.1 m
7.1 gpt Au / 6.0 m
5.7 gpt Au / 7.1 m
7.2 gpt Au / 5.65 m
7.8 gpt Au / 4.0 m
19.4 gpt Au / 4.5 m
6.1 gpt Au / 6.5 m
23.8 gpt Au / 12.6 m
20.6 gpt Au / 5.7 m
9.7 gpt Au / 4.2 m
6.6 gpt Au / 6.0 m
6.2 gpt Au / 5.0 m
12.6 gpt Au / 2.9 m
6.8 gpt Au / 4.0 m
12.0 gpt Au / 8.0 m
3.9 gpt Au / 4.0 m
12.7 gpt Au / 3.2 m
McEWEN INC.
Tartan Mine
Main Zone Longsection
Jan 2026
1 : 4,500
Drill Holes
Historic
2021 - 2026
This Release
Grade Thickness
Au gpt x Thickness
< 5
> 5
> 10
> 20
> 30
> 40
> 100
0 25 50 100 150 200 250 m

Figure 3: Long Section of Tartan Mine’s Main Zone.

McEwen Inc.	Page 8